UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2016

MYOKARDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37609	44-5500552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Allerton Ave.

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 741-0900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On September 21, 2016, MyoKardia, Inc., a Delaware corporation (the “Company”), issued a press release titled, “MyoKardia Outlines Path to Registration for MYK-461 in Symptomatic, Obstructive Hypertrophic Cardiomyopathy Patients and Provides Pipeline and Research Updates at Inaugural R&D Day” (the “Press Release”). The Press Release is furnished herewith as Exhibit 99.1.

On September 21, 2016, the Company intends to deliver a corporate presentation at its Research and Development (R&D) Day for analysts and investors at 8:30 a.m. EST, during which the Company will present certain slides (the “Presentation”). A copy of the Presentation is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

The furnishing of the Presentation is not an admission as to the materiality of any information therein. The information contained in the slide is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the Securities and Exchange Commission (the “SEC”) and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 21, 2016, furnished herewith

99.2	September 21, 2016 Company presentation: R&D Day, furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2016	MyoKardia, Inc.

	By:	/s/ Jake Bauer
Jake Bauer
Senior Vice President, Finance & Corporate Development (principal financial officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 21, 2016, furnished herewith

99.2	September 21, 2016 Company presentation: R&D Day, furnished herewith